UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street, Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 5, 2023, Rapid7, Inc. (“Rapid7”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (the “Initial Purchasers”), relating to the sale (the “Note Offering”) by Rapid7 of an aggregate of $260.0 million principal amount of its 1.25% Convertible Senior Notes due 2029 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Rapid7 also granted the Initial Purchasers an option to purchase, within a 13-day period beginning on, and including, the initial issuance date of the Notes, up to an aggregate of $40.0 million additional principal amount of Notes (the “Option”). Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Indenture and Notes

On September 8, 2023, Rapid7 issued an aggregate of $260.0 million principal amount of Notes, pursuant to an Indenture dated September 8, 2023 (the “Indenture”), between Rapid7 and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will bear interest from September 8, 2023 at a rate of 1.25% per annum, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024. The Notes will mature on March 15, 2029 (the “maturity date”), unless earlier converted, redeemed or repurchased. The Notes are convertible into cash, shares of Rapid7’s common stock or a combination of cash and shares of Rapid7’s common stock, at Rapid7’s election.

Rapid7 estimates that the proceeds from the Note Offering will be approximately $253.0 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by Rapid7. Rapid7 intends to use approximately $201.5 million of the net proceeds from the Note Offering to repurchase $184.0 million aggregate principal amount of its outstanding 2.25% Convertible Senior Notes due 2025 (the “2025 notes”) pursuant to one or more separate and privately negotiated transactions entered into concurrently with the pricing of the Note Offering. Rapid7 also used approximately $31.7 million of the net proceeds from the Note Offering to pay the costs of the capped call transactions described below.

Rapid7 expects to use the remainder of the net proceeds for general corporate purposes, which may include continued investment in its sales and marketing efforts, product development, general and administrative matters, and working capital. Rapid7 may also use a portion of the proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, although it does not currently have any plans for any such acquisitions or investments.

Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding December 15, 2028 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2023 (and only during such calendar quarter), if the last reported sale price of Rapid7’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Rapid7’s common stock and the conversion rate on each such trading day; (3) if Rapid7 calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after December 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially be 15.4213 shares of Rapid7’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $64.85 per share of Rapid7’s common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if Rapid7 delivers a notice of redemption, Rapid7 will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

Rapid7 may not redeem the Notes prior to September 21, 2026. Rapid7 may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation (as defined in below)), at its option, on or after September 21, 2026 and prior to the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price of Rapid7’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Rapid7 provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Rapid7 provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If Rapid7 elects to redeem fewer than all the outstanding Notes, at least $100 million aggregate principal amount of the Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption (the “partial redemption limitation”). No sinking fund is provided for the Notes.

If Rapid7 undergoes a fundamental change (as defined in the Indenture), subject to certain conditions and except as set forth in the Indenture, holders may require Rapid7 to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) Rapid7 defaults in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days; (2) Rapid7 defaults in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by Rapid7 to comply with Rapid7’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five (5) business days; (4) failure by Rapid7 to give a fundamental change notice, notice of a make-whole fundamental change (as defined in the Indenture) or notice of a specified corporate transaction, in each case when due and, except with respect to certain specified corporate transactions specified in the Indenture, such failure continues for five (5) business days; (5) failure by Rapid7 to comply with its obligations under the Indenture with respect to consolidation, merger and sale of Rapid7’s assets; (6) failure by Rapid7 for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of Rapid7’s other agreements contained in the Notes or Indenture; (7) Rapid7 or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of Rapid7 and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled, such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to Rapid7 by the Trustee or to Rapid7 and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Rapid7 or any of its significant subsidiaries. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes are Rapid7’s general unsecured obligations and rank senior in right of payment to all of Rapid7’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of Rapid7’s liabilities that are not so subordinated, including the 2025 notes and the 0.25% Convertible Senior Notes due 2027; effectively junior to any of Rapid7’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Rapid7’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On September 5, 2023, concurrently with the pricing of the Notes, Rapid7 entered into privately negotiated capped call transactions with certain financial institutions (the “Option Counterparties”). Rapid7 used approximately $31.7 million of the net proceeds from the Note Offering to pay the cost of the capped call transactions. The capped call transactions are expected to offset the potential dilution to Rapid7’s common stock as a result of any conversion of notes, with such offset subject to a cap initially equal to $97.88 (which represents a premium of 100% over the last reported sale price of Rapid7’s common stock on September 5, 2023). The capped call transactions are separate transactions, entered into by Rapid7 with the Option Counterparties, and are not part of the terms of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the capped call transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

See Item 1.01 above regarding the Purchase Agreement, which is incorporated by reference herein. The Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. Rapid7 relied on these exemptions from registration based in part on representations made by the Initial Purchasers.

The offer and sale of the Notes and the common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Initially, a maximum of 5,312,606 shares (or 6,129,930 shares if the Initial Purchasers exercise the option to purchase additional Notes in full) of Rapid7’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 20.4331 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. To the extent that any shares of Rapid 7’s common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01.	Other Events.

Press Releases

On each of September 5, 2023 and September 6, 2023, Rapid7 issued press releases announcing the launch and pricing of the Note Offering, respectively. Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the offering of the Notes, the potential dilution to Rapid7’s common stock and the anticipated use of net proceeds from the offering. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, effectiveness of our restructuring plan and any employment claims arising therefrom, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer’s subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q filed with the SEC on August 9, 2023, particularly in the section entitled “Item 1.A Risk Factors,” and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of September 8, 2023, by and between Rapid7, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of Global Note, representing Rapid7, Inc.’s 1.25% Convertible Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Purchase Agreement, dated September 5, 2023, by and between Rapid7, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.

10.2	Form of Confirmation for Capped Call Transactions.

99.1	Press Release issued by Rapid7, Inc. on September 5, 2023.

99.2	Press Release issued by Rapid7, Inc. on September 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: September 8, 2023	By:	/s/ Tim Adams
Tim Adams
Chief Financial Officer